UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 29, 2009 (June 25, 2009)

DIGITALGLOBE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
(Address of principal executive offices, including zip code)
(303) 684-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 25, 2009, the Board of Directors of DigitalGlobe, Inc. (the “Company”) appointed Nick S. Cyprus to serve as a Class III independent director of the Company to fill the vacancy on the Company’s Board of Directors created by Judith McHale’s resignation. Mr. Cyprus was designated for nomination by Morgan Stanley & Co., Incorporated (“Morgan Stanley”), pursuant to the terms of the Investor Agreement, dated as of April 28, 2009, between the Company and Morgan Stanley. Mr. Cyprus will serve as a member of the Company’s Audit Committee, replacing Eddy Zervigon and giving the Company a fully independent Audit Committee under the rules of the New York Stock Exchange.
     Mr. Cyprus currently serves as Controller and Chief Accounting Officer of General Motors Corporation, a position he has held since December 2006. Mr. Cyprus previously served as Senior Vice President, Controller and Chief Accounting Officer of Interpublic Group of Companies from May 2004 until March 2006. Prior to joining Interpublic Group, Mr. Cyprus served as Vice President, Controller and Chief Accounting Officer of AT&T.
     Mr. Cyprus will receive the Company’s standard compensation package for non-employee directors, which includes an initial equity grant having a value of $170,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	DIGITALGLOBE, INC.

	By: Name:	/s/ Yancey L. Spruill Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer